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                                                                 EXHIBIT 23
                                                                     TO
                                                             FORM 10-K FOR 1997


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cincinnati Bell Inc. on Form S-8 (File No. 33-39385), Form S-8 (File No. 33-29332), Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462), Form
S-8 (File No. 33-1487), Form S-8 (File No. 33-15467), Form S-8 (File No.
33-23159), Form S-8 (File No. 33-29331), Form S-8 (File No. 33-36381), Form
S-8 (File No. 33-36380), Form S-8 (File No. 33-39654), Form S-8 (File No.
33-43775), Form S-14 (File No. 2-82253), Form S-8 (File No. 333-28383), Form
S-8 (File No. 333-38743), Form S-8 (File No. 333-28381), Form S-8 (File No.
333-38763), Form S-8 (File No. 333-38761) and Form S-8 (File No. 333-28385) of
our report dated February 16, 1998 on our audits of the consolidated financial statements and financial statement schedules of Cincinnati Bell
Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.




/s/ Coopers & Lybrand L.L.P.



Cincinnati, Ohio
March 26, 1998